EXHIBIT 8.1
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000
www.kirkland.com
November 20, 2007
Triad Financial Special Purpose LLC
7711 Center Avenue, Suite 390
Huntington Beach, California 92647
     Re: Triad Automobile Receivables Trust 2007-B
Ladies and Gentlemen:
     We are issuing this opinion letter in our capacity as special counsel to Triad Financial Special Purpose LLC, a Delaware limited liability company (the “Depositor”), and Triad Financial Corporation, a California corporation (“Triad”), in connection with the issuance of $140,000,000 aggregate principal balance of Class A-1 5.06815% Asset Backed Notes (the “Class A-1 Notes”), $60,000,000 aggregate principal balance of Class A-2a 5.30% Asset Backed Notes (the “Class A-2a Notes”), $155,000,000 aggregate principal balance of Class A-2b Floating Rate Asset Backed Notes (the “Class A-2b Notes,”), $35,000,000 aggregate principal balance of Class A-3a 5.24% Asset Backed Notes (the “Class A-3a Notes”), $72,000,000 aggregate principal balance of Class A-3b Floating Rate Asset Backed Notes (the “Class A-3b Notes,”), $36,330,000 aggregate principal balance of Class A-4a 5.43% Asset Backed Notes (the “Class A-4a Notes”), $100,000,000 aggregate principal balance of Class A-4b Floating Rate Asset Backed Notes (the “Class A-4b Notes,” together with the Class A-1 Notes, the Class A-2a, the Class A-2b Notes, the Class A-3a Notes, the Class A-3b Notes, and the Class A-4a Notes, the “Notes”) by Triad Automobile Receivables Trust 2007-B (the “Trust”), pursuant to an Indenture (the “Indenture”), between the Trust and Citibank, N.A., as Indenture Trustee (the “Indenture Trustee”), and a certificate (the “Certificate”) by the Trust, pursuant to a Trust Agreement (the “Original Trust Agreement”), dated as of October 23, 2007, to be amended and restated as of the Issuance Date (as defined below) (the “Trust Agreement”), among Triad, the Depositor and Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”).
     The Trust intends to issue the Notes on or about November 21, 2007 (the “Issuance Date”).

Triad Financial Special Purpose LLC
November 20, 2007

     We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and in order to express the opinion hereinafter stated, we have, among other things, examined and relied, to the extent we deem proper, on the following documents:
(i) a copy of the registration statement filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-132215) originally filed with the Commission on March 3, 2006, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, with respect to asset-backed notes and certificates, including the Notes, to be issued and sold in series from time to time, in the form in which it became effective, including the exhibits thereto;
(ii) a copy of a form of prospectus supplement dated November 16, 2007 (the “Prospectus Supplement”) relating to the Notes, and the related prospectus dated November 14, 2007 (the “Base Prospectus”), substantially in the form to be filed with the Commission pursuant to Rule 424(b)(5) under the Act;
(iii) the Original Trust Agreement and a form of the Trust Agreement;
(iv) a form of the Purchase Agreement between Triad, as Originator, and the Depositor;
(v) a form of the Sale and Servicing Agreement, among the Depositor, Triad, as Servicer, and the Trust (the “Sale and Servicing Agreement”);
(vi) a form of the Indenture;
(vii) a form of the Underwriting Agreement among the Depositor and the representatives of the several underwriters parties thereto, pertaining to the Notes; and
(viii) such other documents as we have deemed necessary for the expression of the opinions contained herein (collectively, the documents described in clauses (iii) through (vi) are referred to herein as the “Transaction Documents”).
     In our examination, we have assumed that the Transaction Documents will be executed in the form submitted to us on or before the Issuance Date, and we have assumed the enforceability

Triad Financial Special Purpose LLC
November 20, 2007

of all Transaction Documents. We have also assumed, without independent verification, that the facts and representations and warranties in the documents upon which we relied are true and correct, and that the transactions contemplated by such documents will be consummated strictly in accordance with their terms.
     In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), administrative rulings, judicial decisions, regulations, and such other authorities (including Treasury regulations) as we have deemed appropriate, all as in effect on the date hereof and all of which are subject to change or different interpretation. However, we will not seek a tax ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. We express no opinion herein as to any laws other than federal law of the United States of America. In rendering such opinions, we have assumed that the Trust will be operated in accordance with the terms of the relevant Transaction Documents.
     Based on and subject to the foregoing, we are of the opinion that under the existing federal income tax laws of the United States of America, although no transaction closely comparable to those contemplated herein has been the subject of any Treasury regulation, revenue ruling, or judicial decision, for United States federal income tax purposes:
(i) the statements in the Base Prospectus under the caption “Material Federal Income Tax Consequences” and in the Prospectus Supplement under the caption “Material Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions, have been prepared or reviewed by us and are correct in all material respects;
(ii) the Notes will be characterized as indebtedness; and
(iii) the Trust will not be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.
     Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of

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November 20, 2007

the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of the Notes as indebtedness or the Trust as a disregarded entity for federal income tax purposes.
     We hereby consent to the filing of this opinion with Form 8-K in connection with the sale of the Notes and to the reference to our firm in the Base Prospectus under the captions “Material Federal Income Tax Consequences” and “Legal Opinions” and in the Prospectus Supplement under the captions “Federal Income Tax Consequences” in the Summary, “Material Federal Income Tax Consequences” and “Legal Opinions.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP